Exhibit 5.02

JONES DAY

NORTH POINT 901 LAKESIDE AVENUE CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939 FACSIMILE: (216) 579-0212

Direct Number: (216) 586-3939

[            ], 2006

New Albertson’s, Inc.

250 East Park Center Boulevard

Boise, Idaho 83706

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel for New Albertson’s, Inc., a Delaware corporation (the “Company”), in connection with the issuance of up to [            ] shares (the “Shares”) of common stock, par value $0.01 per share, of the Company pursuant to the Agreement and Plan of Merger, dated January 22, 2006 (the “Merger Agreement”), by and among Albertson’s, Inc., a Delaware corporation, SUPERVALU INC., a Delaware corporation, Emerald Acquisition Sub, Inc., a Delaware corporation, and the Company.

In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered in connection with the Diamond Merger (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement after the Registration Statement on Form S-4 (Registration No. 333-129539) (the “Registration Statement”) relating to the Shares becomes effective under the Securities Act of 1933 (the “Act”), will be validly issued, fully paid, and nonassessable.

Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Constitution and the reported judicial decisions interpreting such law (the “DGCL”). We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company to effect registration of the Shares under the Act and to the reference to us under the caption “Legal Matters” in the joint proxy statement/prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

ATLANTA	•	BEIJING	•	BRUSSELS	•	CHICAGO	•	CLEVELAND	•	COLUMBUS	•	DALLAS	•	FRANKFURT

HONG KONG	•	HOUSTON	•	IRVINE	•	LONDON	•	LOS ANGELES	•	MADRID	•	MENLO PARK

MILAN	•	MOSCOW	•	MUNICH	•	NEW DELHI	•	NEW YORK	•	PARIS	•	PITTSBURGH	•	SAN DIEGO

SAN FRANCISCO	•	SHANGHAI	•	SINGAPORE	•	SYDNEY	•	TAIPEI	•	TOKYO	•	PITTSBURGH	•	WASHINGTON

JONES DAY

[                                ]

Very truly yours,